UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 25, 2006

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

TEXAS	33-70572	74-2337775
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

ECCA ANNOUNCES PASSING OF TENDER OFFER CONSENT PAYMENT DEADLINE

HVHC ANNOUNCES INTENTION FOR FINANCING OF MERGER

San Antonio, Texas and Pittsburgh, Pennsylvania – May 25, 2006 – Eye Care Centers of America, Inc. (“ECCA”) announced today that the Consent Payment Deadline for the cash tender offer for its outstanding 10 3/4% Senior Subordinated Notes due 2015 (the “Notes”) and the related solicitation of consents to certain amendments to the indenture governing the Notes passed at 5:00 p.m., New York City time, on Friday, May 19, 2006 (the “Consent Payment Deadline”).

The tender offer and consent solicitation are being made in connection with the previously announced merger of Franklin Merger Sub Inc., a subsidiary of HVHC Inc. (“HVHC”), a subsidiary of Highmark Inc. (“Highmark”), with and into ECCA Holdings Corporation, the sole stockholder of ECCA (the “Merger”). The tender offer and consent solicitation will expire at 12:00 midnight, New York City time, on June 5, 2006 (the “Expiration Date”), unless extended by ECCA.

ECCA did not obtain the requisite consents to amend the indenture governing the Notes as of the Consent Payment Deadline. The tender offer and consent solicitation were made pursuant to the terms and conditions described in ECCA’s Offer to Purchase and Consent Solicitation dated May 8, 2006 and the Letter of Transmittal and Consent related thereto. Holders who validly tender their Notes will receive the Total Consideration less the Consent Payment, or $1,010 per each $1,000 principal amount of Notes. In addition, holders who validly tender and do not validly withdraw their Notes will receive accrued and unpaid interest from the last interest payment date up to, but not including, the day of payment for the Notes, if the Notes are accepted for purchase pursuant to the terms of the tender offer. The tender offer is scheduled to expire on the Expiration Date, if not extended by ECCA. ECCA reserves the right to extend the tender offer as necessary so that the Expiration Date will occur simultaneously with the consummation of the Merger and the raising of additional financing in connection with the Merger. As the Merger will constitute a change of control as defined in the indenture governing the Notes, ECCA intends to make a change of control offer to purchase then-outstanding Notes in accordance with the terms of the indenture.

ECCA has engaged Citigroup Corporate and Investment Banking to act as dealer manager and solicitation agent in connection with the tender offer. Questions regarding the tender offer may be directed to Citigroup at (800) 558-3745 (toll-free) and (212) 723-6106 (collect). Requests for documentation may be directed to Global Bondholder Services Corporation, the information agent for the tender offer, at (866) 387-1500 (toll-free) and (212) 430-3774.

In light of the results of the consent solicitation, HVHC announced today that it intends to proceed with financing of the Merger in accordance with the following committed financing structure, which does not require amendment of the indenture governing the Notes:

(1) HVHC will enter into new senior secured credit facilities to refinance existing indebtedness of HVHC and fund a portion of the purchase price of the equity of ECCA.

These facilities will be secured by liens on substantially all of the assets of HVHC and its subsidiaries, other than ECCA and its subsidiaries, and guaranteed by each of HVHC’s subsidiaries, other than ECCA and its subsidiaries; and

(2) ECCA will enter into new senior secured credit facilities, which will be secured by liens on substantially all of the assets of ECCA and its subsidiaries, but will not be guaranteed by HVHC or Highmark or any of their subsidiaries, other than ECCA and its subsidiaries, nor will they be secured by any assets of HVHC or Highmark, other than those owned directly or indirectly by ECCA.

HVHC’s parent, Highmark, is subject to laws and regulations that limit its investments in non-insurance related subsidiaries. In addition, HVHC anticipates that the terms of the HVHC credit facilities will generally prohibit HVHC from guaranteeing or otherwise providing support for the debt of ECCA, and will require that transactions between HVHC and ECCA be conducted on an arm’s-length basis. Therefore, creditors of ECCA should not expect to rely on Highmark or HVHC for satisfaction of any of ECCA’s liabilities following the Merger.

This press release does not constitute an offer to buy, the solicitation of an offer to sell or the solicitation of consents with respect to the Notes. In accordance with any state securities laws applicable to the tender offer in the United States which require the tender offer to be made to the public by a licensed broker or dealer, the tender offer shall be deemed to be made to the holders of Notes residing in those states by Citigroup Corporate and Investment Banking on behalf of ECCA. The tender offer and solicitation of consents are made solely pursuant to the Offer to Purchase and Consent Solicitation Statement, dated May 8, 2006.

About Eye Care Centers of America, Inc.

With 385 stores in 36 states, Eye Care Centers of America, Inc. is the third largest retail optical chain in the U.S. The company’s brand names include EyeMasters, Binyon’s, Visionworks, Hour Eyes, Dr. Bizer’s VisionWorld, Dr. Bizer’s ValueVision, Doctor’s ValuVision, Stein Optical, Vision World, Doctor’s VisionWorks, and Eye DRx. Founded in 1984, the company is headquartered in San Antonio, Texas. For more information, visit www.ecca.com.

About HVHC Inc. and Highmark Inc.

As one of the leading health insurers in the United States, Highmark Inc.’s mission is to provide access to affordable, quality health care enabling individuals to live longer, healthier lives. Highmark serves 4.6 million people through the company’s health care benefits business, and contributes millions of dollars each year to help keep quality health care programs affordable and to support community-based programs that work to improve people’s health. HVHC, Highmark’s vision subsidiary, provides services to approximately 35 million funded and discount members in Pennsylvania and across the nation. Highmark Inc. is an independent licensee of the Blue Cross and Blue Shield Association, an association of independent Blue Cross and Blue Shield Plans. For more information, visit www.highmark.com.

Forward-Looking Statements

Some statements in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. These forward-looking statements may relate to, among other things, our future performance generally, business development activities, strategy, projected synergies, future capital expenditures, financing sources and availability and the effects of regulation and competition. When used in this press release, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” or “should” or, in each case, their negative and similar expressions are generally intended to identify forward-looking statements although not all forward looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements, which reflect certain respective views and various assumptions by each of ECCA and HVHC only as of the date of this filing. Because these forward-looking statements involve risks and uncertainties, many of which are beyond the control of ECCA and HVHC, respectively, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.

These factors include ECCA’s assumptions, plans, objectives, expectations and intentions with respect to the following:

•	Its competitive environment; The cost and effect of legal, tax or regulatory proceedings; Changes in general economic conditions; Changes to its regulatory environment; Its ability to maintain its relationships with optometrists; Franchise claims by optometrists; Its ability to build and maintain managed vision care plans; Reduction of third-party reimbursement; Technological advances in vision care; Conflicts of interest between its controlling shareholders and noteholders; Failure to realize anticipated cost savings; Exposure to liability claims if ECCA is unable to obtain adequate insurance; Changes in general industry and market conditions and growth rates; Loss of key management personnel; Changes in accounting policies applicable to its business; The impact of unusual items resulting from the implementation of new business strategies, acquisitions and divestitures or future restructuring activities; Its substantial indebtedness; Restrictions imposed on its business by the terms of its indebtedness and any indebtedness incurred by ECCA in connection with the Merger; Its ability to fund its capital requirements; Long-term impact of laser surgery on the optical industry; Its ability to open new stores and the financial impact derived from those openings; Completion of the Merger with HVHC; Results of the tender offer and consent solicitation for the outstanding Notes and results of the intended change of control offer to repurchase the outstanding Notes under the terms of the indenture governing them.

In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this press release might not occur. You should assume the information appearing in this release is accurate only as of the date on the front cover of this filing, as the business, financial condition, results of operations and prospects of ECCA and HVHC, respectively, may have changed since that date. Unless required by law, ECCA and HVHC individually undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact:

Eye Care Centers of America, Inc.:

Doug Shepard - Executive Vice President/Chief Financial Officer

(210) 524-6538

Dave McComas – Chairman and Chief Executive Officer

(210) 524-6503

HVHC Inc. and Highmark Inc.

Nanette P. DeTurk - Executive Vice President, Treasurer and Chief Financial Officer/

Highmark Inc. and Treasurer/ HVHC Inc.

(412) 544-8322

Robert C. Gray - Executive Vice President, Subsidiary Services/ Highmark Inc. and

Chairman, President and Chief Executive Officer/ HVHC Inc.

(412) 544-8043

SIGNATURE

EYE CARE CENTERS OF AMERICA, INC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 26, 2006

/s/ Douglas C. Shepard
Douglas C. Shepard
Executive Vice President and Chief Financial Officer